UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

TERRASCEND CORP.

Commission File Number: 000-56363

Ontario, Canada	N/A
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

3610 Mavis Road
Mississauga, Ontario	L5C 1W2
(Address of principal executive offices)	(Zip Code)

(855) 837-7295

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, TerrAscend Corp. (the “Company”) appointed Ziad Ghanem as the Company’s President and Chief Operating Officer, effective immediately (the “Effective Date”).

Mr. Ghanem, age 44, joins the Company from Surterra Holdings, Inc. (doing business as Parallel), a privately held, vertically integrated, multi-state cannabis operator in the U.S., where he served as President of all markets since November 2020. Prior to his time at Parallel, he served in a variety of roles at Walgreens Boots Alliance, Inc. from August 2004 to November 2020, eventually serving as Senior Director of Global Pharmacy Development.

In connection with Mr. Ghanem’s appointment, TerrAscend USA, Inc., the Company’s wholly-owned subsidiary, entered into an employment agreement with Mr. Ghanem (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Ghanem is entitled to receive an annual base salary of $425,000 and is eligible for an annual bonus in an amount equal to 40% of his base salary. Mr. Ghanem is entitled to receive a guaranteed bonus of $170,000 for 2022.

In connection with his appointment as President and Chief Operating Officer of the Company, Mr. Ghanem will be granted 30,000 restricted stock units under the Company’s Share Unit Plan (the “RSU Award”). The RSU Award will vest in four equal annual installments, subject to Mr. Ghanem’s continued employment with the Company on each applicable vesting date, and in the event that Mr. Ghanem’s employment is terminated without cause or due to a disability or death, the unvested RSUs will vest pro rata through the date of such termination. Mr. Ghanem will be eligible for an additional award of restricted stock units under the Company’s Share Unit Plan of up to 40% of his annual salary, as determined by the Board of Directors of the Company.

Additionally, Mr. Ghanem will be granted stock options to purchase 325,000 common shares of TerrAscend Corp. (the “Option Award”) subject to requisite approvals pursuant to the Company’s Stock Option Plan. Unless otherwise provided for in the option agreement, the Option Award will vest in four equal annual installments starting on the first anniversary of the grant date, subject to Mr. Ghanem’s continued employment with the Company on each applicable vesting date. In the event that Mr. Ghanem’s employment is terminated without cause or due to a disability or death, the unvested portion of the Option Award will vest pro rata through the date of such termination. The Option Award will have a ten-year term.

If Mr. Ghanem’s employment is terminated by TerrAscend USA, Inc. for cause (as defined in the Employment Agreement), he will be entitled to receive his annual base salary accrued and unpaid through the date of termination, together with all accrued and unpaid paid time off and expenses reimbursable pursuant to the Employment Agreement (“Earned Pay”).

If Mr. Ghanem’s employment is terminated by TerrAscend USA, Inc. without cause, he will be entitled to receive (i) the Earned Pay, (ii) payment of the Company’s share of COBRA premiums for 12 months following the termination date (the “COBRA Cash Stipend”) and (iii) 12 months of continued base salary payments (“Severance Pay”). In addition, if such termination without cause occurs within 12 months of the Effective Date, (i) a portion of each of the RSU Award and the Option Award shall be accelerated such that, as of the date of termination, 7,500 restricted stock units under the RSU Award shall be vested and 81,250 shares subject to the Option Award shall be vested and (ii) Mr. Ghanem will be entitled to receive a cash payment of $212,500 in lieu of any annual bonus (the “Bonus Termination Payment”). Payment of the foregoing severance benefits is subject to Mr. Ghanem’s execution and non-revocation of a waiver and general release of claims.

If Mr. Ghanem resigns his employment for good reason (as defined in the Employment Agreement), his resignation will be treated in all respects as an involuntary termination of employment by TerrAscend USA, Inc. without cause, and he will be entitled to receive the COBRA Cash Stipend and the Severance Pay. If TerrAscend USA, Inc. terminates Mr. Ghanem’s employment on account of his disability preventing Mr. Ghanem from returning to work for six months, he will be entitled to receive the Earned Pay and the COBRA Cash Stipend for the six months of the initial disability and for an additional twelve month period following a written notice by TerrAscend USA, Inc. of such termination. In the event of Mr. Ghanem’s death while being employed by TerrAscend USA, Inc., the personal representative of his estate shall be entitled to receive the Earned Pay, a pro-rated bonus and any vested but unexercised options.

Under the Employment Agreement, Mr. Ghanem is subject to certain restrictive covenant obligations, including non-solicitation and non-competition obligations for 12 months following termination of employment. If Mr. Ghanem breaches these obligations, as determined by a court of competent jurisdiction, Mr. Ghanem must repay the Severance Pay and, if applicable, the Bonus Termination Payment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which agreement will be filed as an exhibit to the Company’s Form 10.

Item 7.01	Regulation FD Disclosure.

On January 5, 2022 the Company issued a press release announcing the appointment of Mr. Ghanem as the Company’s President and Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information (including Exhibit 99.1) being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by TerrAscend Corp. on January 5, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2022	TerrAscend Corp.

	By:	/s/ Keith Stauffer
Keith Stauffer
Chief Financial Officer